EXHIBIT 99.1

Fogo de Chão, Inc. Reports Third Quarter 2016 Results

DALLAS, Nov. 07, 2016 (GLOBE NEWSWIRE) -- Fogo de Chão, Inc. (NASDAQ:FOGO) today reported financial results for its 13-week fiscal third quarter ended October 2, 2016.

Key Highlights for the Third Quarter of 2016 compared to the Third Quarter of 2015 Include:

  Total revenue was $69.0 million for the 13-week quarter ending October 2, 2016, which represents 13.2% growth over the same quarter last year or 11.8% growth on a constant currency basis(1).
  Company-owned comparable restaurant sales increased 0.6% on a constant currency basis.
  GAAP net income was $4.6 million, or $0.16 per diluted share.
  Adjusted net income(2) was $4.7 million, or $0.16 per diluted share.
  Opened our second Philadelphia area restaurant in King of Prussia Town Center on July 21, 2016.

(1) In order to assess how the business performed in the current period, the Company has adjusted the prior period on a constant currency basis. Constant currency calculations compare results between periods as if exchange rates had remained constant period-over-period. The Company compares the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations. A reconciliation of GAAP revenue to constant currency revenue is included in the accompanying financial data. See also "Non-GAAP Financial Measures" below.
(2) Adjusted net income is a non-GAAP measure. A reconciliation of GAAP net income to adjusted net income is included in the accompanying financial data. See also "Non-GAAP Financial Measures" below.

“We are very proud of recently being recognized as the best steakhouse in the US in a comprehensive survey conducted by one of America’s leading consumer magazines,” said Larry Johnson, Chief Executive Officer of Fogo de Chão, Inc. “Although the industry experienced a difficult quarter, our quarterly US comparable traffic was 230 and 220 basis points above our peer groups on the Knapp Track High End Steakhouses and Blackbox Upscale/Fine Dining group. The current sales environment continues to be challenging, and we remain committed to the strategies we have in place to grow our top line and believe they are the keys to our long-term earnings growth and shareholder value.”

Third Quarter 2016 Financial Results

Total revenue for the third quarter of Fiscal 2016 was $69.0 million compared to $61.0 million in the third quarter of Fiscal 2015. The $8.0 million increase is primarily attributable to new restaurant locations opened in the last 12 months and a $0.8 million favorable foreign exchange impact. On a constant currency basis, revenues for the third quarter increased 11.8% over the same quarter last year. Company-owned comparable restaurant sales increased 0.6% which includes the impact of the Summer Olympics on our Brazil locations.

U.S. restaurant revenue increased 11.5% to $56.8 million in the third quarter of Fiscal 2016 from $51.0 million in the third quarter of Fiscal 2015 primarily due to U.S. non-comparable restaurant locations, partially offset by U.S. comparable restaurant sales decrease of 1.0%.

Brazil restaurant revenue was $12.2 million in the third quarter of Fiscal 2016 compared to $10.0 million in the third quarter of Fiscal 2015.  The increase in revenue compared to last year was driven largely by a $1.3 million impact attributable to the Summer Olympics and a $0.8 million favorable foreign exchange impact. Brazil comparable restaurant sales for the third quarter increased 9.0%. Excluding the impact of the Summer Olympics, Brazil comparable restaurant sales for the third quarter increased 0.2% over the prior year period.

GAAP net income for the third quarter of Fiscal 2016 was $4.6 million, compared to $7.8 million in the third quarter of Fiscal 2015.  Adjusted net income in the third quarter of Fiscal 2016 was $4.7 million, or $0.16 per diluted share, compared to $5.5 million, or $0.19 per diluted share in the third quarter of Fiscal 2015 on a constant currency basis. A reconciliation between GAAP net income and adjusted net income is included in the accompanying financial data.

Development Update

As of October 2, 2016, the Company operated 42 company-owned restaurants, ten of which are in Brazil, and one joint venture restaurant in Mexico City.

The Company opened its second Philadelphia area restaurant in King of Prussia Town Center in July. In October, the Company opened its second joint venture restaurant in the Santa Fe business district of Mexico City. The Company currently has four restaurants under construction and plans to open as many as three of these restaurants during the remainder of Fiscal 2016. In addition to the four restaurants under construction, the Company has four signed leases and is negotiating multiple letters of intent for planned 2017 and 2018 Company-owned locations.

Investors are reminded that the actual number and timing of new restaurant openings is subject to a number of factors outside of the Company's control including, but not limited to, weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

Guidance Policy

Our guidance, as provided in our second quarter earnings release, remains unchanged.  We plan to include our 2017 guidance as part of our fourth quarter earnings release and call.

Conference Call/ Webcast

The Company will host a conference call to discuss its third quarter 2016 financial results today at 5:00 PM Eastern Time. Hosting the call will be Larry Johnson, Chief Executive Officer, Barry McGowan, President, and Tony Laday, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (877) 407-0789 or for international callers by dialing (201) 689-8562. A replay will be available two hours after the call and can be accessed by dialing (877) 870-5176 or for international callers by dialing (858) 384-5517; the passcode is 13647714. The replay will be available through Monday, November 14, 2016. The conference call will also be webcast live and later archived on Fogo’s corporate website at ir.fogodechao.com under the ‘News & Events’ section.

About Fogo de Chão

Fogo de Chão (fogo-dee-shoun) is a leading Brazilian steakhouse, or churrascaria, which has specialized for over 36 years in fire-roasting high-quality meats utilizing the centuries-old Southern Brazilian cooking technique of churrasco. Fogo delivers a distinctive and authentic Brazilian dining experience through the combination of high-quality Brazilian cuisine and a differentiated service model known as espeto corrido (Portuguese for "continuous service") delivered by gaucho chefs. Fogo offers its guests a tasting menu of a variety of meats including beef, lamb, pork and chicken, simply seasoned and carefully fire-roasted to expose their natural flavors, a gourmet Market Table with seasonal salads, soup and fresh vegetables, seafood, desserts, signature cocktails and an award-winning wine list. The first Fogo de Chão opened in Brazil in 1979. The Company currently operates 32 restaurants in the United States, ten in Brazil and two joint venture restaurants in Mexico. Visit FOGO.com for more information.

Safe Harbor Statement

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, guidance, future plans, objectives and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. Forward-looking statements can also be identified by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “seeks,” “intends,” “targets” or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of future performance and actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in our recent annual report on Form 10-K for the fiscal year ended January 3, 2016 filed with the Securities and Exchange Commission, and our discussion of risks in our quarterly reports on Form 10-Q. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by applicable securities law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

The Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted net income (loss), and constant currency (collectively the "non-GAAP financial measures"). The Company also presents certain results of operations on a constant currency basis to exclude the effects of foreign currency fluctuations. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the methods used by other companies.

	Key Financial Data - Fiscal Quarter	Thirteen Week Periods Ended				Constant Currency (a)
	(in thousands, except restaurant and per share amounts)	October 2, 2016	September 27, 2015	Change	Change	September 27, 2015	Change	Change

	Comparable Store Sales:
	U.S.	-1.0%	2.8%
	Brazil	9.0%	-3.2%
	Brazil adjusted for Olympics	0.2%	N/A
	Consolidated	0.6%	1.5%
	Consolidated adjusted for Olympics	-0.8%	N/A

	Restaurants opened during period	1	-
	Restaurants open at period end	43	37

	Revenue(b):
	U.S.(c)	$56,818	$50,953	$5,865	11.5%
	Brazil	$12,178	$9,998	$2,180	21.8%	$10,754	$1,424	13.2%
	Consolidated	$69,012	$60,969	$8,043	13.2%	$61,725	$7,287	11.8%

	Adjusted EBITDA attributable to Fogo de Chão, Inc.	$12,734	$13,262	$(528)	-4.0%	$13,535	$(801)	-5.9%

	Net income attributable to Fogo de Chão, Inc.	$4,579	$7,798	$(3,219)	-41.3%	$8,017	$(3,438)	-42.9%
	Adjusted Net income attributable to Fogo de Chão, Inc.	$4,650	$5,284	$(634)	-12.0%	$5,452	$(802)	-14.7%

	Diluted Earnings Per Share	$0.16	$0.27	$(0.11)	-40.7%	$0.27	$(0.11)	-40.7%
	Adjusted Diluted Earnings Per Share	$0.16	$0.18	$(0.02)	-11.1%	$0.19	$(0.03)	-15.8%

	Key Financial Data - Fiscal Year	Thirty-Nine Week Periods Ended				Constant Currency (a)
	(in thousands, except restaurant and per share amounts)	October 2, 2016	September 27, 2015	Change	Change	September 27, 2015	Change	Change

	Comparable Store Sales:
	U.S.	-0.4%	2.4%
	Brazil	2.3%	-1.6%
	Brazil adjusted for Olympics	-0.7%	N/A
	Consolidated	0.0%	1.6%
	Consolidated adjusted for Olympics	-0.5%	N/A

	Restaurants opened during period	2	3
	Restaurants open at period end	43	37

	Revenue(b):
	U.S.(c)	$176,787	$161,745	$15,042	9.3%
	Brazil	$30,576	$32,344	$(1,768)	-5.5%	$28,961	$1,615	5.6%
	Consolidated	$207,419	$194,138	$13,281	6.8%	$190,755	$16,664	8.7%

	Adjusted EBITDA attributable to Fogo de Chão, Inc.	$41,624	$43,813	$(2,189)	-5.0%	$43,218	$(1,594)	-3.7%

	Net income attributable to Fogo de Chão, Inc.	$16,739	$14,924	$1,815	12.2%	$14,605	$2,134	14.6%
	Adjusted Net Income attributable to Fogo de Chão, Inc.	$17,047	$18,856	$(1,809)	-9.6%	$18,555	$(1,508)	-8.1%

	Diluted Earnings Per Share	$0.58	$0.59	$(0.01)	-1.7%	$0.58	$-	0.0%
	Adjusted Diluted Earnings Per Share	$0.59	$0.74	$(0.15)	-20.3%	$0.73	$(0.14)	-19.2%

(a)	We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.
(b)	We have two operating segments: United States and Brazil. Our joint venture in Mexico is included in the United States for segment reporting purposes as the operations of the joint venture are monitored by the United States segment management.
(c)	U.S. revenue excludes gift card breakage revenue.

Fogo de Chão, Inc.
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share amounts)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	October 2, 2016	September 27, 2015	October 2, 2016	September 27, 2015

Revenue	$69,012	$60,969	$207,419	$194,138
Restaurant operating costs:
Food and beverage costs	20,118	18,593	59,539	58,504
Compensation and benefit costs	16,321	13,176	48,330	43,202
Occupancy and other operating expenses (excluding depreciation and amortization)	13,575	11,117	39,199	33,678
Total restaurant operating costs	50,014	42,886	147,068	135,384
Marketing and advertising costs	1,705	1,338	5,116	4,609
General and administrative costs	4,975	4,082	15,384	26,968
Pre-opening costs	1,081	853	2,113	2,334
Loss on extinguishment of debt	—	—	—	5,991
Depreciation and amortization	3,962	3,100	11,590	9,237
Other operating (income) expense, net	38	45	(166)	(123)
Total costs and expenses	61,775	52,304	181,105	184,400
Income from operations	7,237	8,665	26,314	9,738
Other income (expense):
Interest expense, net of capitalized interest	(1,087)	(1,144)	(3,307)	(8,885)
Interest income	648	228	1,534	549
Other income (expense), net	(11)	(43)	(14)	(38)
Total other income (expense), net	(450)	(959)	(1,787)	(8,374)
Income before income taxes	6,787	7,706	24,527	1,364
Income tax expense (benefit)	2,295	(253)	7,977	(13,582)
Net income	4,492	7,959	16,550	14,946
Less: Net income (loss) attributable to noncontrolling interest	(87)	161	(189)	22
Net income attributable to Fogo de Chão, Inc.	$4,579	$7,798	$16,739	$14,924
Net income	$4,492	$7,959	$16,550	$14,946
Other comprehensive income (loss):
Currency translation adjustment	(1,380)	(17,447)	14,735	(30,034)
Total other comprehensive income (loss)	$(1,380)	$(17,447)	$14,735	$(30,034)
Comprehensive income (loss)	3,112	(9,488)	31,285	(15,088)
Less: Comprehensive loss attributable to noncontrolling interest	(227)	(24)	(483)	(93)
Comprehensive income (loss) attributable to Fogo de Chão, Inc.	$3,339	$(9,464)	$31,768	$(14,995)
Earnings per common share attributable to Fogo de Chão, Inc.:
Basic	$0.16	$0.28	$0.60	$0.61
Diluted	$0.16	$0.27	$0.58	$0.59
Weighted average common shares outstanding:
Basic	28,119,343	27,914,782	28,094,437	24,621,063
Diluted	28,743,358	29,223,549	28,846,382	25,389,825

	Reconciliation to Adjusted Net Income attributable to Fogo de Chão, Inc.(a)
	(in thousands, except share and per share amounts)
		Thirteen Week Periods Ended		Constant Currency(f)
		October 2, 2016	September 27, 2015	September 27, 2015

	Net income attributable to Fogo de Chão, Inc.	$4,579	$7,798	$8,017
	Retention agreement payments(b)	—	312	312
	Other non-recurring expenses(c)	108	—	—
	Income tax expense(d)	2,279	(253)	(222)
	Pre-tax adjusted net income	6,966	7,857	8,107
	Estimated tax provision(e)	2,316	2,573	2,655
	Adjusted net income attributable to Fogo de Chão, Inc.	$4,650	$5,284	$5,452

	Adjusted net income per common share attributable to Fogo de Chão, Inc.:
	Basic	$0.17	$0.19	$0.20
	Diluted	$0.16	$0.18	$0.19

	Weighted average common shares outstanding:
	Basic	28,119,343	27,914,782	27,914,782
	Diluted	28,743,358	29,223,549	29,223,549

(a)	Excludes impacts attributable to our joint venture in Mexico.
(b)	Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in Fiscal 2012. The final payments under these agreements were paid in October 2015.
(c)	Consists of one-time expenses related to the realignment of management of the Brazilian subsidiaries.
(d)	Consists of recorded income tax expense for the period. Actual taxes are added back and recalculated against pre-tax adjusted net income. Refer to (e).
(e)	Our effective tax rate for the third quarter of Fiscal 2016 is 33.8%. Our estimated effective tax rate for the third quarter of Fiscal 2015 is 32.75% before discrete items.
(f)	We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

	Reconciliation to Adjusted Net Income attributable to Fogo de Chão, Inc.(a)
	(in thousands, except share and per share amounts)
		Thirty-Nine Week Periods Ended		Constant Currency(l)
		October 2, 2016	September 27, 2015	September 27, 2015

	Net income attributable to Fogo de Chão, Inc.	$16,739	$14,924	$14,605
	Credit facility interest adjustment(b)	—	5,510	5,510
	Loss on extinguishment/modification of debt(c)	—	5,991	5,991
	Share-based compensation(d)	—	5,840	5,840
	Management and consulting fees(e)	—	8,137	8,137
	Retention agreement payments(f)	—	936	936
	IPO related expenses(g)	—	782	782
	Recurring public company costs(h)	—	(500)	(500)
	Other non-recurring expenses(i)	456	—	—
	Income tax expense(j)	7,926	(13,582)	(13,710)
	Pre-tax adjusted net income	25,121	28,038	27,591
	Estimated tax provision(k)	8,074	9,182	9,036
	Adjusted Net income attributable to Fogo de Chão, Inc.	$17,047	$18,856	$18,555

	Adjusted net income per common share attributable to Fogo de Chão, Inc.:
	Basic	$0.61	$0.77	$0.75
	Diluted	$0.59	$0.74	$0.73

	Weighted average common shares outstanding:
	Basic	28,094,437	24,621,063	24,621,063
	Diluted	28,846,382	25,389,825	25,389,825

(a)	Excludes impacts attributable to our joint venture in Mexico.
(b)	Credit facility interest represents the adjustment to interest expense that would have been recorded if the extinguishment of our 2012 Credit Facility had occurred at the beginning of Fiscal 2014.
(c)	Consists primarily of non-cash charges resulting from the extinguishment or our 2012 Credit Facility. For the thirty-nine week period ended September 27, 2015, includes $250 pre-payment premium and $76 in legal and other expenses paid in connection with the termination.
(d)	For the thirty-nine week period ended September 27, 2015, includes $5,658 of compensation expense recognized upon the closing of the IPO attributable to the vesting of stock options.
(e)	Consists primarily of payments to an affiliate of THL and advisors engaged by an affiliate of THL for advisory and consulting services. For the thirty-nine week period ended September 27, 2015, includes the $7,544 fee paid to an affiliate of THL as a result of the termination of the advisory services agreement with that affiliate.
(f)	Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in Fiscal 2012. The final payments under these agreements were paid in October 2015.
(g)	Represents external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement.
(h)	Recurring public company costs represent estimated costs that we would have incurred if the IPO had occurred at the beginning of Fiscal 2014.
(i)	Consists of one-time expenses related to the realignment of management of the Brazilian subsidiaries, the legal transfer of the Brazilian subsidiaries to the Company’s Dutch holding company to support the Company’s expansion into international markets and other one time legal and accounting fees.
(j)	Consists of recorded income tax expense for the period. Actual taxes are added back and recalculated against pre-tax adjusted net income. Refer to (k).
(k)	Our effective tax rate for the thirty-nine week period ended October 2, 2016 is 32.5%. Our estimated effective tax rate for the thirty-nine week period ended September 27, 2015 is 32.75% before discrete items.
(l)	We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

	Reconciliation Adjusted EBITDA attributable to Fogo de Chão, Inc.(a):
	(in thousands)
		Thirteen Week Periods Ended		Constant Currency(e)
		October 2, 2016	September 27, 2015	September 27, 2015

	Net income attributable to Fogo de Chão, Inc.	$4,579	$7,798	$8,017
	Depreciation and amortization expense	3,897	3,037	3,077
	Interest expense, net	1,087	1,144	1,144
	Interest income	(648)	(228)	(245)
	Income tax expense (benefit)	2,279	(253)	(222)
	EBITDA	11,194	11,498	11,771
	Pre-opening costs	988	853	853
	Share-based compensation	208	417	417
	Retention agreement payments(b)	—	312	312
	Non-cash adjustments(c)	236	182	182
	Non-recurring expenses(d)	108	—	—
	Adjusted EBITDA attributable to Fogo de Chão, Inc.	$12,734	$13,262	$13,535

(a)	Excludes impacts attributable to our joint venture in Mexico.
(b)	Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in 2012. The final payments under these agreements were paid in October 2015.
(c)	Consists of non-cash portion of straight line rent expense.
(d)	Consists of one-time expenses related to the realignment of management of the Brazilian subsidiaries.
(e)	We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

	Reconciliation Adjusted EBITDA attributable to Fogo de Chão, Inc.(a):
	(in thousands)
		Thirty-Nine Week Periods Ended		Constant Currency(i)
		October 2, 2016	September 27, 2015	September 27, 2015

	Net income attributable to Fogo de Chão, Inc.	$16,739	$14,924	$14,605
	Depreciation and amortization expense	11,389	9,130	8,998
	Interest expense, net	3,307	8,885	8,885
	Interest income	(1,534)	(549)	(500)
	Income tax expense (benefit)	7,926	(13,582)	(13,710)
	EBITDA	37,827	18,808	18,278
	Pre-opening costs	1,987	2,036	1,981
	Loss on extinguishment of debt(b)	—	5,991	5,991
	Share-based compensation(c)	620	6,511	6,511
	Management and consulting fees(d)	—	8,137	8,137
	Retention agreement payments(e)	—	936	936
	IPO related expenses(f)	—	782	782
	Non-cash adjustments(g)	734	612	602
	Non-recurring expenses(h)	456	—	—
	Adjusted EBITDA attributable to Fogo de Chão, Inc.	$41,624	$43,813	$43,218

(a)	Excludes impacts attributable to our joint venture in Mexico.
(b)	Consists primarily of non-cash charges resulting from the extinguishment or our 2012 Credit Facility. For the thirty-nine week period ended September 27, 2015, includes $250 pre-payment premium and $76 in legal and other expenses paid in connection with the termination.
(c)	For the thirty-nine week period ended September 27, 2015, includes $5,658 of compensation expense recognized upon the closing of our IPO attributable to the vesting of stock options.
(d)	Consists primarily of payments to an affiliate of THL and advisors engaged by an affiliate of THL for advisory and consulting services. For the thirty-nine week period ended September 27, 2015, includes the $7,544 fee paid to an affiliate of THL as a result of the termination of the advisory services agreement with that affiliate.
(e)	Consists of cash payments to our regional managers pursuant to retention and non-compete agreements executed in 2012. The final payments under these agreements were paid in October 2015.
(f)	Represents external professional service costs incurred as we assessed and initiated the process of becoming a public company. These costs include accounting and legal fees for public readiness services, documentation of internal controls to comply with Section 404 of the Sarbanes-Oxley Act and external auditor fees incurred for review of all fiscal quarters included in the registration statement.
(g)	Consists of non-cash portion of straight line rent expense.
(h)	Consists of one-time expenses related to the realignment of management of the Brazilian subsidiaries, the legal transfer of the Brazilian subsidiaries to the Company’s Dutch holding company to support the Company’s expansion into international markets and other one time legal and accounting fees.
(i)	We compare the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations.

	Supplemental Selected Constant Currency Adjustment Information

		Thirteen Week Periods Ended
	Constant Currency reconciliation	October 2, 2016	September 27, 2015

	Revenue as reported	$69,012	$60,969
	Effect of foreign currency(a)	—	756
	Revenue at constant currency	$69,012	$61,725

	Adjusted EBITDA	$12,734	$13,262
	Effect of foreign currency(a)	—	273
	Adjusted EBITDA at constant currency	$12,734	$13,535
	Adjusted EBITDA margin at constant currency	18.5%	21.9%

	Restaurant contribution	$18,998	$18,083
	Effect of foreign currency(a)	—	297
	Restaurant contribution at constant currency	$18,998	$18,380
	Restaurant contribution margin at constant currency	27.5%	29.8%

		Thirty-Nine Week Periods Ended
	Constant Currency reconciliation	October 2, 2016	September 27, 2015

	Revenue as reported	$207,419	$194,138
	Effect of foreign currency(a)	—	(3,383)
	Revenue at constant currency	$207,419	$190,755

	Adjusted EBITDA	$41,624	$43,813
	Effect of foreign currency(a)	—	(595)
	Adjusted EBITDA at constant currency	$41,624	$43,218
	Adjusted EBITDA margin at constant currency	20.1%	22.7%

	Restaurant contribution	$60,351	$58,754
	Effect of foreign currency(a)	—	(915)
	Restaurant contribution at constant currency	$60,351	$57,839
	Restaurant contribution margin at constant currency	29.1%	30.3%

(a)	As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of certain results on a constant currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant currency basis as one measure to evaluate our performance. We calculate constant currency by retranslating results across all prior periods presented using a derived exchange rate for the most current year periods presented based on actual results. The tables set forth below calculate constant currency at a foreign currency exchange rate of 3.2433 and 3.4973 Brazilian reais to 1 US dollar, which represents the derived exchange rate for the thirteen week and thirty-nine week periods ended October 2, 2016, respectively, calculated as explained above. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

Fogo de Chão, Inc.
UNAUDITED SELECTED CONSOLIDATED BALANCE SHEET DATA
(in thousands)

	As of	As of
	October 2, 2016	September 27, 2015
Cash and cash equivalents	$30,065	$21,788
Total assets	510,443	460,453
Long-term debt, including current portion	155,000	165,000
Deferred taxes	18,733	15,863
Total liabilities	224,744	221,464
Total Fogo de Chão, Inc. shareholders' equity	283,100	237,215
Total equity	285,699	238,989

Investor Contact:

IR@fogodechao.com
(972) 361-6225

Media Contact:

Joy Murphy, ICR
Joy.Murphy@icrinc.com
(646) 277‐1242